UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 City West Blvd Suite 150-138 Houston, TX (Address of principal executive offices)	77042 (Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2026, XCF Global, Inc., a Delaware corporation (“XCF” or the “Company”), terminated the employment of Gregory Surette, Chief Strategy Officer. Mr. Surette’s departure from the position of Chief Strategy Officer is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board of Directors of the Company thanks Mr. Surette for his service and valuable contributions to the Company. Mr. Surette’s Employment Agreement was filed as Exhibit 10.59 to the Company’s Form 8-K/A, filed with the SEC on October 21, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer